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                                                                    Exhibit 10.3

                              PURCHASE AGREEMENT

This Purchase Agreement ("Agreement") is made as of July 1, 1997 by and between Splitrock Services, Inc. a Texas Corporation ("Splitrock") and Yurie Systems, Inc., a Delaware corporation ("Yurie").

1. During the 18 months following execution of this Purchase Agreement, Splitrock will purchase a minimum of twenty million dollars ($20 million) of standard Yurie products at a discount of [Yurie proprietary information withdrawn] off of Yurie's list prices for such products, pursuant to Yurie's commercial terms and conditions. The parties shall negotiate annual purchase volume and discount levels for each subsequent year.

2. Yurie's acceptance of SplitRock Purchase Orders shall be subject to its standard practice and policies, including credit worthiness. If Yurie does not accept a Purchase Order based on credit worthiness, SplitRock may reduce its dollar volume commitment in paragraph 1. by the dollar amount of product contained in such Purchase Order.

3. In consideration for SplitRock's purchase commitment in paragraph 1., Yurie is also agreeing to provide additional services to SplitRock in support of the products purchased pursuant to paragraph 1, as outlined in attachment A. Such services will be provided to SplitRock pursuant to SplitRock's specifications and directions. Accordingly, Yurie makes no warranties or representations regarding these additional services, nor any warranties or representations of any products or materials, whether acquired by Yurie or SplitRock, other than Yurie's commercial warranty terms for the Yurie products purchased pursuant to paragraph 1.

4. SplitRock agrees to pay Yurie for the additional services in paragraph 3 on a time and materials cost basis, with costs to include direct labor and material, and overhead burdens applied to both labor and material, consistent with Yurie accounting practices. SplitRock also agrees that it will pay Yurie for any and all materials purchased as part of the additional services being provided.

Dated: 18th July, 1997                  SPLITROCK SERVICES, INC.
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                                        By: /s/ William Wilson
                                           ----------------------------------
                                           William Wilson, President


Dated: 21st July, 1997                  YURIE SYSTEMS, INC.
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                                        By: /s/ Harry J. Carr,
                                           ----------------------------------
                                           Harry J. Carr, President
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                                 ATTACHMENT A

                              ADDITIONAL SERVICES

Services to be provided by Yurie (with more details to be agreed to by SplitRock and Yurie):

1) Rack and stack equipment to go to [Yurie proprietary information withdrawn].
   a) Yurie purchases 7 foot, zone 4 racks (or re-use old ones when available)
   b) Yurie purchases miscellaneous connector fields, 48 V to 110 AC inverters
   c) Yurie installs all equipment into racks, including SplitRock provided modem banks (either re-use old ones supplied by SplitRock, or SplitRock orders, drop ship to Yurie) and SplitRock orders Yurie LDR200/50/5 equipment
   d) Yurie will upgrade all LDR equipment to Release 3.0, once Release 3.0 is available at no cost (this applies to equipment purchased from Yurie prior to Release 3.0, including equipment bought from Yurie prior to this Agreement), provided SplitRock, at its expense, returns equipment to Yurie, at Landover, Maryland, and pays for all costs to crate, ship, etc., for return to designated SplitRock locations.
   e) Yurie provisions equipment to specifications provided by SplitRock
   f) Yurie burns-in entire rack for 24 hours
   g) Yurie checks for functional compliance after burn-in
   h) Yurie crates and arranges shipping to destination
2) Un-rack and stack equipment
      a) As old equipment is pulled by SplitRock in the field, it will be crated and shipped back to Yurie by SplitRock
      b) Yurie removes all equipment from racks, cleans (air) and inspects for defects
      c) Re-use equipment in new Rack and stack process and follow standard rack and stack procedure
3) Provide technical support to SplitRock field people during installation
4) Provide support to SplitRock Network Operations Centers on technical issues.